Exhibit 99.1

Ondas to Host Virtual Investor Day Highlighting Updated Business Strategy and Growth Initiatives for its Ondas Autonomous Systems Business Unit on July 9, 2025

BOSTON, MA / June 20, 2025 /  Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, today announced it will host a virtual Investor Day focused on its Ondas Autonomous Systems (OAS) business unit on Wednesday, July 9, 2025.

The virtual Investor Day will feature a comprehensive presentation from Ondas’ senior leadership team, focused on OAS and its American Robotics and Airobotics subsidiaries. Management will share an updated business plan reflecting the market opportunity, competitive landscape, and strategic priorities. The presentation will outline OAS’ product roadmap for the Optimus System and Iron Drone Raider including its go-to-market strategy, highlighting how its autonomous drone platforms are positioned to deliver value across defense, security and critical infrastructure markets. Having recently gained significant market momentum, with an order backlog of $28.7 million, OAS is positioned for at least $20 million in expected 2025 revenues.

In addition to operational plans, the session will provide a broader view of Ondas’ strategic growth roadmap, including the internal structure in place to support execution. Attendees will gain insight into how Ondas evaluates opportunities, allocates resources, and aligns teams to support long-term expansion. A live Q&A session with management will follow the presentation.

Date: Wednesday, July 9, 2025
Time: 1:00 PM EDT
Location: Virtual webinar
Webinar registration link: Here

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS offers a portfolio of best-in-class AI-driven defense and security drone platforms that are currently deployed globally to protect and secure sensitive locations, populations, and critical infrastructure. Operating via its wholly owned subsidiaries, American Robotics and Airobotics, OAS offers the Optimus System—the first U.S. FAA-certified sUAS for automated aerial security and data capture—and the Iron Drone Raider—an autonomous counter-UAS system designed to neutralize hostile drones.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888.350.9994

ir@ondas.com

Media Contact for Ondas

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com